Exhibit 10.6

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of                , 2021 by and between Rover Group, Inc., a Delaware corporation (the “Company”) (formerly known as Nebula Caravel Acquisition Corp., a Delaware corporation), and each of Nebula Caravel Holdings, LLC, a Delaware limited liability company (“Sponsor”), the Persons set forth on Schedule 1 hereto (the “Sponsor Key Holders”) and certain stockholders of A Place for Rover, Inc. d/b/a Rover, a Delaware corporation (“Rover”), set forth on Schedule 2 hereto (such stockholders, the “Company Holders”). The Sponsor, the Sponsor Key Holders, the Company Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 2 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”

WHEREAS, capitalized terms used but not otherwise defined in this Agreement have the meaning ascribed to such terms in the Business Combination Agreement and Plan of Merger, dated as of February 10, 2021, by and among the Company, Fetch Merger Sub, Inc., and Rover (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”).

WHEREAS, in connection with transactions contemplated by the Merger Agreement, and in view of the valuable consideration to be received by the parties thereunder, the Company and each of the Holders desire to enter into this Agreement, pursuant to which the Holders’ Lock-Up Shares (as defined below) shall become subject to limitations on Transfer (as defined below) as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Company hereby agrees with each of the Holders as follows:

1. Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a) “Lock-Up Period” shall mean the period beginning on the Closing Date and ending on the six (6) month anniversary of the Closing Date.

(b) “Lock-Up Shares” shall mean with respect to (i) Sponsor, the Sponsor Key Holders and their respective Permitted Transferees, the shares of Parent Common Stock held by such Person immediately following the Closing (other than the PIPE Shares or shares of Parent Common Stock acquired in the public market) and (ii) the Company Holders and their respective Permitted Transferees, the shares of Parent Common Stock held by such Person immediately following the Closing (other than the PIPE Shares or shares of Parent Common Stock acquired in the public market).

(c) “Permitted Transferee” shall mean any Person to whom a Holder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(b).

(d) “PIPE Shares” shall means shares of Parent Common Stock purchased in the PIPE Investment or pursuant to the Sponsor Backstop Subscription Agreement (other than the “Backstop Shares” as defined therein, which shall not be deemed to be “PIPE Shares” for purposes of this Agreement).

(e) “Transfer” shall mean the (i) sale, exchange or transfer or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, or any right or interest therein, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. Lock-Up Provisions.

(a) Subject to Section 2(b), each Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the Lock-Up Period.

(b) Notwithstanding the provisions set forth in Section 2(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Shares during the Lock-Up Period: (i) to (A) the Company’s or the Sponsor’s officers or directors, (B) any Affiliates or family members of the Company’s or the Sponsor’s officers or directors, (C) in the case of the Sponsor or Sponsor Key Holders, any direct or indirect partners, members or equity holders of the Sponsor or Sponsor Key Holders or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates, or (D) any direct or indirect partners, members or equity holders of such Holder, any Affiliates of such Holder or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (ii) in the case of an individual, by gift to the spouse, domestic partner, parent, sibling, child or grandchild of such Holder or any other natural person with whom such Holder has a relationship by blood, marriage or adoption not more remote than first cousin, or to a charitable organization; (iii) in the case of a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (v) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (vi) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (v) above; (vii) in the case of the Sponsor or Sponsor Key Holders, to the partners, members or equity holders of such Holder by virtue of the Sponsor’s limited liability company agreement, as amended from time to time; (viii) in connection with any bona fide mortgage, encumbrance, pledge or other grant of a security interest in Lock-Up Shares to one or more financial or lending institutions as collateral or security for or in connection with any bona fide loans, advances or extensions of credit or debt transaction (or enforcement thereunder) entered into by Holder or any of its Affiliates, or any refinancings thereof, and any transfers of such Lock-Up Shares upon foreclosure thereof shall be deemed permitted for purposes of this Section 2(b) so long as each applicable transferee agrees in writing to be bound by the restrictions set forth in this Agreement as a Permitted Transferee; (ix) as part of the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the 1934 Act; provided, however, that such plan does not provide for the Transfer of Lock-Up Shares during the Lock-Up Period; (x) to the Company in connection with the repurchase of such Lock-up Holder’s shares in connection with the termination of the Lock-up Holder’s employment with the Company pursuant to contractual agreements with the Company; (xi) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Parent Common Stock or the vesting of Parent stock-based awards; (xii) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Parent Common Stock; (xiii) in connection with (but subject to the completion of) a bona fide liquidation, merger, stock exchange, reorganization, tender offer approved by the Board of Directors of the Company or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares Common Stock for cash, securities or other property subsequent to the Closing Date; (xiv) in connection with any legal, regulatory or other order; provided, however, that in the case of clauses (i) through (vi) such Permitted Transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Section 2; or (xv) if Triggering Event III occurs, at any time or from time to time on or after the ninetieth (90th) day following the Closing Date, provided that no more than fifty percent (50%) of the Lock-Up Shares issued to each Holder (which number of shares shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Company common stock occurring on or after the closing of the Business Combination) may be Transferred pursuant to this clause (xv).

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(c) In order to enforce this Section 2, the Company may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of the Company with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that such Holder is entitled to vote.

(e) If any Holder is granted a release or waiver from (i) any lock-up agreement (such holder a “Triggering Holder”) executed in connection with the Closing or (ii) the lock-up restrictions set forth in Article VI, Section 6.8 of the bylaws of the Company prior to the expiration of the Lock-up Period, then the undersigned shall also be granted an early release from its obligations hereunder on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares rounded down to the nearest whole security equal to (A) the total percentage of Lock-Up Shares (or “Lock-up Shares” as defined in the bylaws of the Company) held by the Triggering Holder immediately following the consummation of the Closing that are being released from the lock-up agreement or lock-up restrictions multiplied by (B) the total number of Lock-Up Shares held by the undersigned immediately following the consummation of the Closing.

3. Miscellaneous.

(a) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Superior Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Superior Court or the United States District Court for the District of Delaware), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in the Delaware Superior Court or the United States District Court for the District of Delaware, (iii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it in accordance with Section 3(g) shall be effective service of process for any suit, action or proceeding brought in any such court.

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(b) Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(c) Assignment; Third Parties. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third-party beneficiary or otherwise.

(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(e) Amendment; Waiver. Upon (i) the approval of a majority of the total number of directors serving on the Board of Directors of the Company who are not nominated or designated pursuant to contractual rights of Holders, (ii) the written consent of the Sponsor and (iii) the written consent of the Holders of a majority of the total Lock-Up Shares, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by the Company, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder, solely in its capacity as a holder of Lock-Up Shares, shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (ii) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice) or (iii) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, addressed, if to the Company, to:

Rover Group, Inc.

Attn: [                 ]

Email: [                 ]

with a copy to:

Wilson Sonsini Goodrich & Rosati

701 5th Avenue #5100,

Seattle, WA 98104

Attn: [                 ]

Email: [                 ]

and if to any Holder, at such Holder’s address or email address as set forth in the Company’s books and records.

(h) Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

(i) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Company or any of the Holders under any other agreement between any of the Holders and the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Holders or the Company under this Agreement.

(j) Several Liability: The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

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(k) Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

ROVER GROUP, INC.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

NEBULA CARAVEL HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

[Company Holder]

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

By:
Name:

[Signature Page to Lock-Up Agreement]

SCHEDULE 1

SPONSOR KEY HOLDERS

SCHEDULE 2

COMPANY HOLDERS